EXHIBIT 10.9

REIMBURSEMENT AGREEMENT

     Reimbursement Agreement, dated as of July 15, 2002, is made by and between BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC., a New Jersey corporation (the "Company"), having its principal office in Burlington, New Jersey, in favor of NATIONAL CITY BANK, a national banking association, having its office at Columbus, Ohio (the "Bank").

     WHEREAS, the Company has caused the New Jersey Economic Development Authority (the "Issuer") to finance, pursuant to a Loan Agreement dated as of August 1, 1995 (the "Loan Agreement"), between the Issuer and the Company, the cost of an economic development project pursuant to the Trust Indenture dated as of August 1, 1995 (the "Indenture"), between the Issuer and State Street Bank and Trust Company of Connecticut, N.A., as Successor Trustee (the "Trustee"), by the issuance of Ten Million and No/100ths Dollars ($10,000,000.00) principal amount of the issuer's Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995 Project) (the "Bonds");

     WHEREAS, under the Indenture, the Issuer is assigning to the Trustee certain of the Issuer's rights under the Loan Agreement together with the right to receive payments thereunder; and

     WHEREAS, the Company has requested the Bank to issue an alternate irrevocable direct pay letter of credit in favor of the Trustee, in the form of Annex 1 hereto (the "Letter of Credit") in an amount not exceeding Seven Million Eight Hundred Thirty Thousand One Hundred Thirteen and No/100ths Dollars ($7,830,113.00), (the "Letter of Credit Commitment").

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Company and the Bank hereby agree as follows:

     SECTION 1. Definitions. In addition to the terms heretofore defined, the following terms shall have the meaning provided below.

"Agreement" means this Reimbursement Agreement as the same may be amended from time to time.

"Bonds" shall mean the New Jersey Economic Development Authority Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995 Project).

"Business Day" means any day other than a Saturday or Sunday or holiday, or other day on which banks located in the city or cities in which the principal corporate trust office of the Trustee, the principal office of the Remarketing Agent or the principal office of the Letter of Credit Bank are authorized or required to close for general banking business or on which The New York Stock Exchange is closed.

"Credit Agreement" means that certain $100,000,000 Revolving Credit and Term Loan Agreement dated as of February 1, 2001 among the Company, the Bank, and Burlington Coat Factory Warehouse Corporation, as amended from time to time.

"Commitment Fee" means the fee payable by the Company pursuant to Section 2(a) hereof.

"Date of Issuance" means the date of issuance of the Letter of Credit.

"Drawing" means any "A Drawing" or "B Drawing".

"A Drawing" shall mean a drawing made by sight draft accompanied by a certificate in the form of Exhibit A to Annex 1 hereto to pay the interest payments due on the Bonds.

"B Drawing" means a drawing made by sight draft accompanied by a certificate in the form of Exhibit B to Annex 1 hereto to pay the portion of the redemption price of Bonds corresponding to the principal amount of such Bonds redeemed by the Issuer pursuant to the Indenture and delivered to the Trustee for cancellation, or to pay the principal portion of the Bonds at their stated maturities or upon acceleration of payments due on such Bonds pursuant to the Indenture.

"Event of Default" shall mean the occurrence of any of the events specified in Section 8 hereof and the passage of any period of grace as specified by Section 8.

"Expiration Date" means September 15, 2003 (which date is the "Stated Expiration Date"), or such other date as may be established pursuant to Section 18 hereof.

"Funded Indebtedness" means indebtedness for borrowed money (including each renewal or extension, if any, in whole or in part).

"Indenture" means the Trust Indenture under which the Bonds are being issued, as the same may be duly amended or supplemented in accordance with the provisions thereof.

"Interest Payment Date" means an Interest Payment Date for the Bonds as defined by the Indenture.

"Interest Portion" means the Interest Portion of the Stated Amount of the Letter of Credit as provided in Section 3(a) hereof, as it may be reduced from time to time as provided by Section 15 hereof.

"Letter of Credit" means the Bank's Letter of Credit to be issued in the form of Annex 1 to this Agreement.

"Letter of Credit Commitment" means the Bank's commitment to issue the Letter of Credit in the Stated Amount.

"Letter of Credit Documents" means this Agreement, the Letter of Credit, the Credit Agreement or any instrument or agreement relating to or supplementing any of the foregoing.

"Person" means an individual, limited liability company, corporation, partnership, joint venture, trust or unincorporated organization, a government or any agency or political subdivision thereof and other legal entities.

"Potential Event of Default" shall mean an event which but for the lapse of time or the giving of notice or both would constitute an Event of Default under Section 8 hereof.

"Prime Rate" means that rate of interest publicly announced, from time to time, in Columbus, Ohio, by National City Bank, as its "Prime Rate".

"Principal Portion" means the Principal Portion of the Letter of Credit as provided by Section 3(a) hereof, which may be reduced from time to time as provided by Section 15 hereof, or by the terms of the Letter of Credit.

"Stated Amount" means the maximum aggregate Stated Amount of the Letter of Credit as provided in Section 3(a) hereof, which may be reduced from time to time as provided in Section 15 hereof, or by the terms of the Letter of Credit.

"Termination Date" means the date on which the Trustee's right to draw under the Letter of Credit terminates, determined as provided by the Letter of Credit.

"Transaction Documents" means the Bonds, the Indenture, the Loan Agreement, or any other instrument or agreement relating to or supplementing any of the foregoing.

"Trustee" means State Street Bank and Trust Company of Connecticut, N.A., as Trustee, or any successor Trustee under the Trust Indenture.

The terms "hereof", "hereby", "hereto", "hereunder" and similar terms mean this Agreement, and the term "heretofore" means before, and the term "hereafter" means after, the effective date hereof.

     SECTION 2. Commitment Fee; Amounts Payable in Respect of a Drawing; Other Fees.

     (a)     The Company agrees to pay to the Bank a Commitment Fee with respect to the issuance and maintenance of the Letter of Credit from the Date of Issuance to and including the Termination Date. The Commitment Fee shall be calculated and payable as follows: (x) the Commitment Fee is payable annually in advance, except as noted below, the first such payment to be made on the Date of Issuance, pro-rated, on actual days, for the period through September 15, 2003, and annually on each September 16th thereafter, if the letter of Credit shall be extended, through the Termination Date; (y) the Commitment Fee shall be calculated on the Stated Amount in effect, based on a 360 day year, including any amounts which are reinstatable on such date, and taking into account any principal redemption payments on the date the Commitment Fee is payable, at the rate of seven tenths of one percent (.70%) per annum. If the Termination Date shall occur prior to the Stated Expiration Date set forth in the Letter of Credit, the Company shall have no obligation to pay a Commitment Fee after the Termination Date. The Company shall not be entitled to a rebate of any portion of the Commitment Fee paid to the Bank.

     (b)     In the event of any "A Drawing" or "B Drawing" the Company shall on the date of such Drawing pay to the Bank a sum equal to the amount of such Drawing plus (x) a fee in the amount of One Hundred Fifty Dollars ($150) for such Drawing.

     (c)     The Company hereby agrees to pay to the Bank

(i)     interest, payable on demand, on any and all amounts not paid by the Company when due under this Section of this Agreement from the date such amounts become due until payment in full, such interest at a fluctuating interest rate as set forth in the Credit Agreement regarding Letters of Credit; provided, however, that this Section 2(e)(i) shall not apply to amounts due but not yet payable or amounts representing accrued interest under Section 2 (d) hereof;

(ii)     upon each transfer of the Letter of Credit in accordance with its terms and as a condition thereto, a fee in the amount of $1,000 plus such amount as shall be necessary to cover the costs and expenses of the Bank incurred in connection with such transfer;

(iii)     intentionally left blank; and

(iv)     on demand, any and all reasonable expenses, to the extent permitted by law, incurred by the Bank in enforcing any of its rights under this Agreement.

     (d)     (i)     If any law or regulation or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall impose, modify or deem applicable any reserve, special deposit, risk-based capital requirement or similar requirement which would impose on the Bank any additional costs (A) generally upon the issuance or maintenance of so called "stand-by" letters of credit by the Bank, or (B) specifically in respect of this Agreement or the Letter of Credit, and the result of such imposition of additional costs upon either clause (A) or (B) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, (x) within thirty (30) days of the Bank's obtaining knowledge of such change in law, regulations or interpretation thereof, the Bank shall so notify the Company, and (y) within thirty (30) days of receipt of such notice from the Bank, accompanied by a certificate as to such increased cost, the Company shall pay, computed as of the effective date of such change or interpretation, all additional amounts which are necessary to compensate the Bank for such increased cost incurred by the Bank. The certificate of Bank as to such increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof. The provisions of this Section 2(d) shall also be applicable to other banks acquiring participations in the Letter of Credit draws to the extent of the interest acquired by such banks.

          (ii)     If any such law, regulation, or change in law, regulation or interpretation shall eliminate, modify or deem inapplicable any such reserve, risk-based capital requirement, special deposit or similar requirement, the result of which is to relieve the Bank from any costs imposed on the date of this Agreement (or hereafter imposed as to which the Bank has charged the Company additional amounts pursuant to Section 2(d) (i) above) either (A) generally upon the issuance or maintenance of so called "stand-by" letters of credit by the Bank, or (B) specifically in respect of this Agreement or the Letter of Credit, and the result of such relief of costs shall be to decrease the cost to the Bank of issuing or maintaining the Letter of Credit, then, within thirty (30) days of the Bank's obtaining knowledge of such change in law, regulations or interpretation thereof, the Bank shall so notify the Company, accompanied by a certificate as to such decreased costs, and shall pay to the Company, computed as of the effective date of such change or interpretation, such amounts as have been paid by the Company since the effective date of such change as are attributable to such decrease in cost.

          (iii)     without limiting the generality of the foregoing, if:

(a)     at any time any governmental authority shall require National City Corporation or Bank, whether or not the requirement has the force of law, to maintain, as support for the subject commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" published at 54 F.R. 4168 and 54 F.R. 4186 or otherwise, and

(b)     as a result thereof the rate of return on capital of National City Corporation or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to the subject commitment, then and in each such case the Company shall, on Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion reimburse National City Corporation and Bank for any such reduced rate of return.

Each demand by Bank for payment pursuant to this section (d) shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, Bank may use reasonable averaging and attribution methods.

          (iv)     If (A) at any time any governmental authority shall reduce any requirement in effect as of the date of this Agreement (or that may hereafter be imposed and as to which the Bank has required the Company to pay an additional fee under Section 2 (d) (iii) above) to maintain, as support for the subject commitment, capital in a specified amount, and (B) as a result thereof the rate of return on capital of National City Corporation or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly increased by reason of any capital no longer allocable to the subject commitment, then and in each such case, the Bank shall reduce the Company's Commitment Fee by such amount as will maintain the rate of return to the Bank which is in effect as of the date of this Agreement, and shall reimburse the Company for any amount paid by the Company after the effective date of such governmental action, which is in excess of the amount necessary to provide the Bank with the rate of return to the Bank in effect on the date of this Agreement.

     (e)     At or prior to the date of issuance of the Letter of Credit, the Company shall pay to the Bank a documentation fee of $3,000.

     (f)     All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's office at 23000 Millcreek Boulevard, Highland Hills, Ohio 44122.

     SECTION 3. Letter of Credit Commitment of Bank; Conditions Precedent to the Issuance of the Letter of Credit.

     (a)     Agreement of Bank. Subject to the terms and conditions of this Agreement, the Bank agrees to issue its Letter of Credit in an aggregate amount, the "Stated Amount" which shall be Seven Million Eight Hundred Thirty Thousand One Hundred Thirteen and No/100ths Dollars ($7,830,113.00), of which (1) an amount not exceeding Seven Million Five Hundred Sixty and No/100ths Dollars ($7,560,000.00) (the "Principal Portion") may be drawn with respect to payment of the principal portion of the Bonds at their maturity, by acceleration or otherwise, and (2) an amount not exceeding Two Hundred Seventy Thousand One Hundred Thirteen and No/100ths Dollars ($270,113.00) (the "Interest Portion") may be drawn upon with respect to the payment of accrued interest, or to the portion of redemption price corresponding to accrued interest on the Bonds equal to two hundred ten (210) days' interest (computed on the basis of a 360-day year) with respect to the Bonds (computed at the fixed rate of six and one eighths (6.125%) per annum) on or prior to their stated maturity date, all prior to 10:00 A.M. on the Business Day which is the Expiration Date. All payments on the Letter of Credit shall be made with the Bank's funds, and no such payments shall be made with funds furnished by the Company.

     (b)      Conditions Precedent to Issuance of Letter of Credit. It shall be a condition precedent to the issuance (with regard to A, B, E and F below) by the Bank of its Letter of Credit and subsequent funding thereunder (with regard to C, D, G and H) that

          (i)     the Bank shall have received on or before the Date of Issuance the following:

(A)     opinions of Company Counsel, in form and substance satisfactory to the Bank;

(B)     executed copies of the Indenture, the Loan Agreement and the Credit Agreement;

(C)     such other documents, instruments, approvals (and, if required by Bank, certified duplicates of executed copies thereof) and opinions as the Bank may reasonably request;

(D)     payment in full of the Commitment Fee due on the Date of Issuance pursuant to Section 2(a) hereof and any documentation fee due pursuant to section 2(g) hereof;

          (ii)     On the Date of Issuance, or upon funding, as appropriate:

(A) the Transaction Documents and the Letter of Credit Documents, shall be in full force and effect;

          (iii)     The following statements shall be true and correct on the Date of Issuance and the Bank shall have received a certificate signed by a duly authorized officer of the Company, dated the Date of Issuance, stating that:

(A) the representations and warranties contained in Section 5 hereof are correct on and as of the Date of Issuance as though made on and as of such date; and

(B) no Event of Default or Potential Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit or the Company's execution of this Agreement.

     SECTION 4. Obligations Absolute. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Letter of Credit, under all circumstances whatsoever, including without limitation the following circumstances:

     (a)     any lack of validity or enforceability of any of the Transaction Documents or the Letter of Credit Documents, or any other document;

     (b)     any amendment or waiver of or any consent to departure from all or any of the Transaction Documents;

     (c)     the existence of any claim, set-off, defense or other rights which the Company or any other person may have at any time against the Trustee, or any successor trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank (other than the defense of payment to the Bank in accordance with the terms of this Agreement) or any other person or entity, whether in connection with this Agreement, the Transaction or Letter of Credit Documents or any unrelated transaction;

     (d)     any statement or representation contained in any draft or certificate presented to the Bank, in connection with the request that the Bank issue the Letter of Credit, which proves to be untrue or inaccurate in any respect whatsoever, or;

     (e)     payment by the Bank under the Letter of Credit against presentation of a demand, sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Bank.

     SECTION 5. Representations and Warranties. The Company represents and warrants to the Bank as follows:

     (a)     The Company is a New Jersey corporation organized and existing under the laws of the State of New Jersey and is in good standing and qualified to transact business under the laws of the States where it has operations and has all requisite power and authority to conduct its businesses, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Letter of Credit Documents and the Transaction Documents to which it is or is to be a party.

     (b)     The execution, delivery and performance by the Company of this Agreement, the Letter of Credit Documents and the Transaction Documents to which it is or is to be a party have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the Company which has not been obtained, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or its articles of incorporation or by-laws, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected. The Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award and is not aware of any default under any such indenture, agreement, lease or instrument the effect of which default could be materially adverse to the Company or to the ability of the Company to perform its obligations hereunder.

     (c)     No authorization, consent, approval or license of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any specifically granted exemption from any of the foregoing which has not been obtained, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any of the Letter of Credit Documents or Transaction Documents to which it is or is to be a party, except building and accompanying permits relating to the Project not yet obtainable.

     (d)     This Agreement, the Letter of Credit Documents and the Transaction Documents to which it is or is to be a party are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time relating to or affecting the enforcement of creditors' rights.

     (e)     Except as previously disclosed in writing to the Bank, there are no actions or proceedings pending before any court, governmental agency or arbitrator against or directly involving the Company and, to the best of the Company's knowledge, there is no threatened action or proceeding affecting the Company or any of their properties before any court, governmental agency or arbitrator which, in any case, may materially adversely affect the financial condition or operations of the Company.

     SECTION 6. Affirmative Covenants. So long as the Termination Date has not occurred or any amount is due and owing to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing:

     (a)     Preservation of Existence, Etc. Preserve and maintain its existence as a New Jersey corporation duly qualified to transact business in the States where it transacts its business.

     (b)     Compliance with Laws, Etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially adversely affect the ability of the Company to perform its obligations hereunder, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith and any reserves required by generally accepted accounting principles are being maintained in connection therewith.

     (c)     Visitation Rights. At any reasonable time from time to time and as may be permitted under the Credit Agreement, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, the Company with any of their respective officers and members; provided, that, Section 17 hereof notwithstanding, the reasonable costs and expenses incurred by the Bank or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions occurring or made prior to the occurrence of an Event of Default shall be for the account and the expense of the Bank.

     (d)     Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles consistently applied.

     (e)     Reporting Requirements. Furnish to the Corporate Banking Division of the Bank those notices, reports, etc. as required by the Credit Agreement.

     (f)     Equipment. Maintain all fixed assets and equipment in good working order and condition, ordinary wear and tear excepted.

     SECTION 7. Negative Covenants. So long as the Termination Date has not occurred or any amount is due and owing to the Bank hereunder, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Company agrees

     (a)     not to enter into or consent to any amendment of the Transaction Documents without the prior written consent of the Bank.

     (b)     not to suffer or permit a breach of the financial and other covenants, including the provisions for providing financial statements to the Bank, contained in the Credit Agreement, as such covenants may be modified, amended or supplemented from time to time, that is not cured as provided for therein. If the Credit Agreement shall be terminated for any reason while this Agreement remains in effect, the Company shall continue to comply with such financial covenants as though contain herein until such time as financial covenants may be inserted into this Agreement.

     SECTION 8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder unless waived by the Bank pursuant to Section 9 hereof:

     (a)     the Company shall fail to pay when due any amount specified in paragraph (a), (b), (c) or (e) of Section 2 hereof or fail to perform any terms thereof and such amount shall remain unpaid for five (5) days after receipt of notice from Bank; or

     (b)     the Company shall fail to pay when due any amount specified in paragraphs (d) or (f) of Section 2 hereof or Sections 13 or 17 hereof, and such amount shall remain unpaid for five (5) days after receipt of notice from the Bank; or

     (c)     any representation or warranty made by the Company pursuant to Section 5 hereof or in any certificate, financial or other statement furnished by the Company pursuant to this Agreement shall prove to have been incorrect in any material respect when made and would result in a material adverse change in the financial position of the Company, shall fail to perform or observe any term, covenant or agreement contained in Section 7 and such adverse change or failure to perform shall remain in effect for a period of thirty (30) days; or

     (d)     the Company shall fail to perform or observe any other term, covenant or agreement contained herein, in the Letter of Credit Documents and any such failure which can be remedied shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Bank; or

     (e)     the occurrence of an "event of default" or an "Event of Default" under any of the Transaction Documents or the Letter of Credit Documents, subject to any applicable cure or grace periods contained therein;

     (f)     the occurrence of an "event of default" by the Company under the Credit Agreement or any other document or instrument for the Funded Indebtedness as defined herein which has not been cured as provided for therein.

Upon the occurrence and continuation of an Event of Default hereunder, the Bank may, in its sole discretion, but shall not be obligated to (i) by notice to the Company and the Trustee, declare a default under this Agreement and direct the Trustee to accelerate payment of the Bonds and (ii) pursue any other remedy permitted to the Bank under this Agreement, the Letter of Credit Documents or the Transaction Documents or otherwise.

     SECTION 9. Amendments, Etc. No amendment, waiver, modification or release of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective, irrespective of any course of dealing with any of the parties hereto, unless the same shall be in writing and signed by the Bank, and then such amendment, waiver, modification or release shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Company, mailed or delivered to it registered or certified mail, return receipt requested, addressed to it at 1830 Route 130, Burlington, New Jersey 08625, Attention: chief Financial Officer or if to the Bank, mailed or delivered to it, addressed to it at National City Bank, 155 East Broad Street, Columbus, Ohio 43215, Attention: George Gevas, Corporate Banking Division, or such further address as shall be designated by such party in a written notice to the other party. All such notices and other communications may also be hand delivered.

     SECTION 11. No Waiver; Remedies. No failure on the part of the Bank or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 12. Credit Agreement. The Letter of Credit issued pursuant to this Reimbursement agreement is also issued under the Credit Agreement. The terms, conditions, representations and undertakings of the Company and the Bank set forth in the Credit agreement are incorporated herein by reference. If any term, condition, representation or undertaking contained herein is in conflict with any such term, condition, representation or undertaking in the Credit Agreement, the term, condition, representation and undertaking of the Credit Agreement shall apply. If the Credit Agreement shall be terminated for any reason, the Company shall continue to comply with such terms, conditions, representations and undertakings as though set forth herein.

     SECTION 13. Indemnification. To the extent permitted by law, the Company hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever (including reasonable attorney's fees) which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided, that the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, directly caused by (a) the willful misconduct or gross negligence of the Bank, (b) the Bank's providing incorrect or misleading or allegedly incorrect or misleading information to the Placement Agent or Underwriter for inclusion in any Private Placement Memorandum or offering document, or (c) the Bank's wrongful failure to pay under the Letter of Credit after the actual physical presentation to it at the Letter of Credit Section of the International Division by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 13 shall limit the Company's reimbursement obligation contained in paragraphs (b) and (d) of Section 2 hereof.

     SECTION 14. Continuing Obligation. This Agreement is a continuing obligation and shall (a) be binding upon the Bank and the Company, their successors and assigns, and (b) inure to the benefit of and be enforceable by the Bank and the Company and its successors and, to the extent not limited herein, their assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Bank, which consent shall not be unreasonably withheld or unreasonably delayed. The Bank reserves the right to sell participations in the rights under this Agreement.

     SECTION 15. Transfer of Letter of Credit; Reduction or Termination of Letter of Credit Commitment; Reinstatement of Letter of Credit and Related Matters.

     (a)     The Letter of Credit may be transferred in accordance with the provisions set forth therein.

     (b)     If the aggregate principal amount of Bonds outstanding under the Indenture shall be reduced by reason of redemption and cancellation of the Bonds, the Bank shall reduce in whole or in part, without penalty or premium, the Stated Amount of the Letter of Credit by an amount equal to the sum of the principal amount of Bonds redeemed and cancelled plus with respect to the Interest Portion an amount equivalent to two hundred ten (210) days' interest (computed on the basis of a 360 day year) on the corresponding principal amount of Bonds redeemed and cancelled (at the assumed interest rate of six and one eighth percent (6.125%) per annum upon receipt of the written certificate of the Trustee confirming the principal amount of the redeemed and cancelled Bonds. Except as provided in Section 15(c), such partial reduction of the Stated Amount of the Letter of Credit shall be effective on the date specified in such notice and shall be in a minimum amount of five thousand dollars ($5,000) with respect to the unpaid principal amount of the Bonds plus interest.

     (c)     It shall be a condition to any irrevocable partial reduction of the Stated Amount of the Letter of Credit pursuant to Section 15(b) hereof, that the Trustee either (i) surrender the out- standing Letter of Credit to the Bank with such written certificate referred to in said Section 15(b), and accept from the Bank a substitute irrevocable letter of credit in the form of Annex 1 hereto, dated such date, for a Stated Amount equal to the sum of the Principal Portion as reduced plus (x) an amount of Interest Portion equal to two hundred ten (210) days' interest (computed on the basis of a 360 day year) on such Principal Portion, computed at the assumed interest rate of six and one eighth percent (6.125%) per annum (also less the amount of any drawing under the Letter of Credit which has not been reinstated under Section 15(d) hereof) but otherwise having terms identical to the then outstanding Letter of Credit or (ii) accept an amendment reflecting such reduction.

     (d)     On the fifth day following the honoring of any A Drawing, the obligation of the Bank to honor demands for payment under the Letter of Credit for interest due on the outstanding Bonds will be automatically reinstated to the full amount of the Interest Portion; provided that the Interest Portion of the Stated Amount of the Letter of Credit shall not be so reinstated if (A)(1) the Bank has not been reimbursed in full for such drawing or in full for a previous or subsequent drawing under the Letter of Credit or (2) an Event of Default hereunder shall have occurred and then be continuing and (B) the Bank shall have notified the Trustee in writing on or prior to the fifth day following the day on which such drawing was honored; such notice stating that the Interest Portion of the Stated Amount of the Letter of Credit shall not be reinstated. Failure of the Bank to deliver, within the time stated, notice by telephone and confirmed in writing that the amount has not been reinstated, shall be deemed to mean the amount drawn has been reinstated in full. Notwithstanding the Bank's delivery of a certificate providing that the reinstatement has not occurred, the Bank may thereafter present a new certificate reinstating the amount of such drawing as a part of the available Stated Amount.

     SECTION 16. Liability of the Bank. The Company assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit or proceeds of any draw thereunder. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or its proceeds or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, inaccuracy of any of the statements or representations contained in drafts or certificates relating to such Letter of Credit or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not strictly comply with the terms of the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which were caused by (i) the Bank's willful misconduct or gross negligence in honoring a draft under the Letter of Credit, or (ii) the Bank's wrongful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, and may assume the genuineness and rightfulness of any signature thereon, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, that if the International Division, Letter of Credit Section of the Bank shall receive written notification from the Trustee and the Company that documents conforming to the terms of the Letter of Credit to be presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents and the Company shall hold the Bank harmless from such failure to honor.

     SECTION 17. Costs, Expenses and Taxes. The Company agrees to pay on demand all out-of-pocket costs and expenses in connection with the administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, to the extent permitted by law, the reasonable fees and expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement in addition thereto, and all costs and expenses, if any, including but not limited to the reasonable fees and expenses of counsel in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Company shall pay any and all taxes and fees payable or determined to be payable, to governmental third parties in connection with the execution, delivery, filing and recording of this Agreement and such other documents which may be delivered in connection with this Agreement, and the issuance and sale of the Bonds and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, provided, that the Bank agrees promptly to notify the Company of any such taxes and fees.

     SECTION 18. Letter of Credit Extension. The Letter of Credit will expire on the earlier of (i) September 15, 2003, which is the Stated Expiration Date, or (ii) the Termination Date, determined as provided by the Letter of Credit.

     If the Stated Expiration Date is extended, the terms and conditions hereof, unless the Bank and the Company otherwise agree in writing, and the terms and conditions of the Letter of Credit, unless the Bank, the Company and the Trustee may otherwise agree in writing, shall remain in full force and effect as if the extended Stated Expiration Date was the original Stated Expiration Date. If the Bank extends the Stated Expiration Date, it shall promptly notify the Trustee, and if the Trustee so requests, deliver to the Trustee, against simultaneous delivery by the Trustee to the Bank of the original Letter of Credit, a replacement Letter of Credit similar in all respects except the extended Stated Expiration Date, to the original Letter of Credit.

     SECTION 19. Obligations of Bank. The obligations of the Bank under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Letter of Credit and this Agreement.

     The Company acknowledges that the interest rate to be paid on the Bonds is in part dependent upon the credit standing and rating of the Bank and National City Corporation. The Company further acknowledges that neither the Bank nor National City Corporation shall have any responsibility or liability to the Company for any action, failure to act, or any other reason whatsoever, which causes the interest on the Bonds to be paid at an increased rate or otherwise affects the marketability of the Bonds or the credit standing of the Company.

     SECTION 20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

     SECTION 21. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 22. Anti-Tying Certification. Except as provided herein with respect to the Company's obligation to maintain depository accounts, if any, with Bank, the extension of credit provided for herein is neither conditioned upon nor has the commitment fees or other fees been based upon the Company's agreement to purchase other products or services from Bank. Further, Bank has not offered such extension credit or reduction of fees.

     IN WITNESS WEREOF, the parties hereto have executed this Reimbursement Agreement as of the date first above written.

NATIONAL CITY BANK	BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC.
By: /s/ George Gevas Name: George Gevas Title: Senior Vice President	By: /s/ Robert LaPenta, Jr. Name: Robert LaPenta, Jr. Title: Chief Accounting Officer